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                                                           Exhibit 5.1
                                                           -----------

                                    HALE AND DORR
                                   Counsellors at Law

                        60 State Street, Boston, Massachusetts 02109
                              617-526-6000.FAX 617-526-5000


                                    June 26, 1996

         Spyglass, Inc.
         Naperville Corporate Center
         1240 East Diehl Road
         Naperville, IL 60563

         Dear Sirs:

              We have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale of up to 230,018 shares of Common Stock, $.01 par value per share (the "Shares"), of Spyglass, Inc., a Delaware corporation (the "Company"), held by certain stockholders of the Company.

              We have examined the Amended and Restated Certificate of Incorporation, as amended, and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

              We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

              We express no opinion as to the laws of any State or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law Statute of the State of Delaware and the Federal law of the United States of America.

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         Spyglass, Inc.
         June 26, 1996
         Page 2



              Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and are legally issued, fully paid and non-assessable.

              We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an Exhibit to the Registration Statement.

              This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

              Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.


                                            Very truly yours,

                                            /S/ HALE AND DORR

                                            HALE AND DORR




























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